EXHIBIT 16.1
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October 28, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read Item 4 of Extended Systems Incorporated's Form 8-K dated October 28, 2004, and we agree with the statements made therein, except that we have no basis to agree or disagree with the statements made in the final paragraph therein.



Yours truly,

Deloitte & Touche LLP